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                               ACTIVE VOICE CORPORATION

                          1996 EMPLOYEE STOCK PURCHASE PLAN


ARTICLE 1:    PURPOSE

    The purpose of this 1996 Employee Stock Purchase Plan (the "Plan") is to advance the interests of Active Voice Corporation, a Washington corporation (the "Company"), by enabling Eligible Employees (as defined in Article 3) to acquire a larger personal proprietary interest in the Company. The Plan is also designed to encourage Eligible Employees to remain in the employ of the Company and its subsidiaries and have a personal interest in the success of the Company. The Plan is intended to constitute an "employee stock purchase plan," as defined in
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted and administered to further that intent.


ARTICLE 2:    ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), as the Committee may be constituted from time to time. Subject to the provisions of the Plan, the Committee shall have the complete authority, in its sole and absolute discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

    A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held.


ARTICLE 3:    ELIGIBLE EMPLOYEES

    As used in the Plan, the term "Eligible Employees" means all common law employees of the Company and its subsidiaries, except the following: (a) employees who have been employed for less than 90 days; (b) employees whose customary employment is 20 hours or less per week; and (c) employees whose customary employment is for not more than 5 months in any calendar year. Except as otherwise expressly provided in the Plan and permitted by Section 423 of the Code, all Eligible Employees shall have the same rights and obligations under the Plan.

    Notwithstanding the foregoing provisions of this Article 3, an employee will not be an Eligible Employee for purposes of the Plan if the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this 5% limitation, an employee shall be treated as owning any stock the ownership of which is attributed to him or her under the rules of Section 424(d) of the Code, as well as any stock that, in the absence of this paragraph, the employee could purchase under the Plan with his or her payroll deductions held pursuant to Article 6 but not yet applied to the purchase of shares of Common Stock under the Plan.

    The right of an Eligible Employee to participate in the Plan shall not be affected by any change in the Eligible Employee's employment, so long as he or she continues to be an employee of the Company or one of its subsidiaries. If an Eligible Employee is employed by a


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subsidiary of the Company that ceases to be a subsidiary, such event shall be deemed to constitute a termination of the Eligible Employee's employment.


ARTICLE 4:    STOCK SUBJECT TO THE PLAN

    The stock subject to the Plan shall be shares of the Company's authorized but unissued Common Stock, no par value (the "Common Stock"). The aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to the Plan is 150,000, subject to adjustment as provided in Article 13.


ARTICLE 5:    PAYMENT PERIODS

    The Plan will be administered based on calendar quarters (the "Payment Periods"). The first Payment Period will begin on July 1, 1996 and end on September 30, 1996. Thereafter, the Payment Periods will begin on the first Business Day (as defined in Article 8) and end on the last Business Day of each calendar quarter.


ARTICLE 6:    PARTICIPANTS; PAYROLL DEDUCTIONS

    Any person who is an Eligible Employee at the beginning of a Payment Period may elect, in accordance with procedures prescribed by the Committee, to have the Company deduct a specified percentage of the employee's Compensation (as defined below) for the purchase of shares of Common Stock pursuant to the Plan. Each Eligible Employee who elects to have such deductions made will be referred to in the Plan as a "Participant."

    As used in the Plan, the term "Compensation" means all monetary salary, wages, bonuses, commissions and other remuneration paid to or on behalf of a Participant for services performed or on account of holidays, vacation, sick leave or other similar events, including any amounts by which such remuneration is reduced, at the election of a Participant, pursuant to a cafeteria plan described in Section 125 of the Code, a dependent care assistance program described in Section 129 of the Code, a cash or deferred arrangement described in Section 401(k) of the Code, or any similar plan, program or arrangement, but excluding the value of any noncash benefits under any employee benefit plans of the Company or any of its subsidiaries.

    The maximum rate of deduction that a Participant may elect for any Payment Period is 10%. An amount equal to the elected percentage of the Participant's Compensation shall be deducted on each regular pay day falling within the Payment Period. The Committee may set such minimum level of payroll deductions as the Committee determines to be appropriate. Any minimum level of deductions mandated by the Committee shall apply equally to all Eligible Employees. No interest will be paid on payroll deductions accumulated under the Plan.


ARTICLE 7:    PURCHASE OF SHARES

    At the end of a Payment Period, a Participant's accumulated payroll deductions for the Payment Period will, subject to the limitations in Article 9 and the termination provisions of Article 16, be applied toward the purchase of shares of Common Stock at a purchase price (the "Purchase Price") equal to the lesser of --

         (a) 85% of the Market Price of the Common Stock on the first Business Day of the Payment Period; or



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         (b)  85% of the Market Price for the Common Stock on the last
    Business Day of the Payment Period;

in either event rounded to the nearest whole cent.

    Shares of Common Stock may be purchased under the Plan only with a Participant's accumulated payroll deductions. Fractional shares cannot be purchased. Any portion of a Participant's accumulated payroll deductions for a Payment Period not used for the purchase of Common Stock shall be applied to the purchase of Common Stock in the next Payment Period, if the Participant is participating in the Plan during that Payment Period, or returned to the Participant.

    Each Participant who purchases shares of Common Stock under the Plan shall thereby be deemed to have agreed that the Company or the subsidiary of the Company that employs the Participant shall be entitled to withhold, from any other amounts that may be payable to the Participant at or around the time of the purchase, such federal, state, local and foreign income, employment and other taxes may be required to be withheld under applicable laws. In lieu of such withholding, the Company or such subsidiary may require the Participant to remit such taxes to the Company or such subsidiary as a condition of the purchase.


ARTICLE 8:    MARKET PRICE

    For purposes of the Plan, the term "Market Price" on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee.

    For purposes of the Plan, the term "Business Day" means a day on which prices or quotations for the Common Stock are reported by a national securities exchange, the Nasdaq Stock Market, or any other available source of prices or quotations selected by the Committee, whichever is applicable pursuant to the preceding paragraph.

    If the Market Price of the Common Stock must be determined for purposes of the Plan at a time when the Common Stock is not publicly traded, then the term "Market Price" shall mean the fair market value of the Common Stock as determined by the Committee, after taking into consideration all the factors it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.


ARTICLE 9:    LIMITATIONS ON SHARE PURCHASES

    During any calendar year, the maximum value of the Common Stock that may be purchased by a Participant under the Plan is $25,000, said value to be determined on the basis of the Market Price of the Common Stock on the first Business Day of each Payment Period that ends in the calendar year. The foregoing limitation is intended to and shall be interpreted in such a manner as will comply with Section 423(b)(8) of the Code.


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ARTICLE 10:   NO CHANGE IN PAYROLL DEDUCTIONS

    Payroll deductions for a Payment Period may not be increased or decreased by a Participant during the Payment Period. However, the Participant may withdraw in full from the Plan, in accordance with Article 11 of the Plan.


ARTICLE 11:   WITHDRAWAL FROM THE PLAN

    At any time prior to the last day of a Payment Period, a Participant may elect, in accordance with procedures prescribed by the Committee, to withdraw from the Plan for that Payment Period. No such election to withdraw will be effective unless the Committee receives written notice thereof prior to the end of the Payment Period for which withdrawal is elected. If a Participant withdraws effective prior to the end of a Payment Period, all of the Participant's payroll deductions for that Payment Period will be promptly returned to the Participant, and the Participant will not be eligible to participate in the Plan again until the first Payment Period of the following calendar year. If a Participant withdraws effective for a Payment Period that has not yet commenced, the Participant may elect to participate in any subsequent Payment Period. If a Participant's payroll deductions are interrupted by any legal process, the Participant will be deemed to have elected to withdraw from the Plan for the Payment Period in which the interruption occurs.


ARTICLE 12:   ISSUANCE OF COMMON STOCK

    Certificates for the shares of Common Stock purchased by Participants will be delivered by the Company's transfer agent as soon as practicable after each Payment Period. Common Stock purchased under the Plan will be issued only in the name of the Participant (or, if his or her authorization so designates, in the name of the Participant and another person of legal age as joint tenants with rights of survivorship). In lieu of issuing certificates directly to Participants (and their designates), the Company shall be entitled to have the shares of Common Stock purchased by Participants issued to a bank, broker-dealer or similar custodian that has agreed to hold such shares for the accounts of the respective Participants. Fees and expenses of the bank, broker-dealer or similar custodian shall be paid by the Company or allocated among the respective Participants in such manner as the Committee determines.


ARTICLE 13:   CHANGES IN CAPITALIZATION

    Upon the happening of any of the following described events, a Participant's right to purchase shares of Common Stock under the Plan shall be adjusted as hereinafter provided:

         (a) If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock or if, upon a recapitalization, split-up or other reorganization of the Company, the shares of Common Stock are exchanged for other securities of the Company, the rights of each Participant shall be modified so that the Participant is entitled to purchase, in lieu of the shares of Common Stock that the Participant would otherwise have been entitled to purchase for the Payment Period in progress at the time of such subdivision, combination or exchange (the "Payment Period Shares"), such number of shares of Common Stock or such number and type of other securities as the Participant would have received if such Payment Period Shares had been issued and outstanding at the time of such subdivision, combination or exchange (unless in the case of an exchange the Committee


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    determines that the nature of the exchange is such that it is not feasible or advisable that the rights of Participants be so modified, in which event the exchange shall be deemed a Terminating Event under Article 14); and

         (b) If the Company issues any of its shares as a stock dividend upon or with respect to the Common Stock, each Participant who purchases shares of Common Stock under the Plan at the end of the Payment Period in progress on the record date for the stock dividend shall be entitled to receive the shares so purchased (the "Purchased Shares") and shall also be entitled to receive, at no additional cost, the number of shares of the class of stock issued as a stock dividend, and the amount of cash in lieu of fractional shares, that the Participant would have received if he or she had been the holder of the Purchased Shares on the record date for the stock dividend.

    Upon the happening of an event specified in clause (a) or (b) above, the class and aggregate number of shares available under the Plan, as set forth in
Article 4, shall be appropriately adjusted to reflect the event. Notwithstanding the foregoing, such adjustments shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring shareholder approval under
Section 423(b)(2) of the Code.

    The Committee shall make all determinations necessary or advisable in connection with this Article 13, and its determinations shall, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.

ARTICLE 14:   TERMINATING EVENTS

    Upon (a) the dissolution or liquidation of the Company, (b) a merger or other reorganization of the Company with one or more corporations as a result of which the Company will not be a surviving corporation, (c) the sale of all or substantially all of the assets of the Company or a material division of the Company, (d) a sale or other transfer, pursuant to a tender offer or otherwise, of more than fifty percent (50%) of the then outstanding shares of Common Stock of the Company, (e) an acquisition by the Company resulting in an extraordinary expansion of the Company's business or the addition of a material new line of business, or (f) any exchange that is subject to this Article 14 in accordance with the provisions of Article 13 (any of such events is herein referred to as a "Terminating Event"), the Committee may but shall not be required to --

         (a) make provision for the continuation of the Participants' rights under the Plan on such terms and conditions as the Committee determines to be appropriate and equitable, including where applicable, but not limited to, an arrangement for the substitution on an equitable basis, for each share of Common Stock that could otherwise be purchased at the end of the Payment Period in progress at the time of the Terminating Event, of any consideration payable with respect to each then outstanding share of Common Stock in connection with the Terminating Event; or

         (b) terminate all rights of Participants under the Plan for such Payment Period and --

              (i) return to the Participants all of their payroll deductions for such Payment Period; and


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              (ii) for each share of Common Stock, if any, that could
         otherwise be purchased under the Plan by a Participant at the end of such Payment Period (determined by assuming that payroll deductions at the rate elected by the Participant were continued to the end of the Payroll Period and used to purchase shares based on the Market Price of the Common Stock on the first Business Day of the Payment Period) and with respect to which (A) the Purchase Price at which such share could be purchased (determined with reference only to the Market Price of the Common Stock on the first Business Day of the Payment Period) is exceeded by (B) the Market Price on the date of the Terminating Event of a share of Common Stock, as determined by the Committee, pay to the Participant an amount equal to such excess.

    The Committee shall make all determinations necessary or advisable in connection with Terminating Events, and its determinations shall, in the absent of fraud or patent mistake, be conclusive and binding on all persons with any interest in the Plan.


ARTICLE 15:   NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

    An Eligible Employee's rights under the Plan are the Eligible Employee's alone and may not be voluntarily or involuntarily transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. An Eligible Employee's rights under the Plan are exercisable during his or her lifetime by the Eligible Employee alone.


ARTICLE 16:   TERMINATION OF EMPLOYEE'S RIGHTS

    Subject to the provisions of the next paragraph, a Participant's rights under the Plan will terminate if he or she for any reason (including death, disability or voluntary or involuntary termination of employment) ceases to be an employee of the Company or one of its subsidiaries.

    Notwithstanding the foregoing, if a Participant ceases to be an employee of the Company or one of its subsidiaries, the termination of the Participant's rights under the preceding paragraph shall not apply to any right the Participant may have to purchase shares of Common Stock at the end of the Payment Period in progress when the Participant ceases to be an employee. Such purchases of shares of Common Stock shall, to the extent of payroll deductions accumulated for the Payment Period, occur automatically at the end of the Payment Period, unless the Participant or his or her personal representative withdraws from the Plan for the Payment Period in the manner described in
Article 11.

    To the extent that the rights of a Participant terminate in accordance with this Article 16, any of the Participant's payroll deductions not used to purchase shares of Common Stock will be promptly returned to the Participant or his or her personal representative.


ARTICLE 17:   TERMINATION AND AMENDMENTS TO PLAN

    The Plan may be terminated at any time by the Board, but, except as provided in Article 14, such termination shall not affect the rights of Participants under the Plan for the Payment Period in progress at the time of termination. The Plan will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled


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purchase requirements, the available shares shall be apportioned among
Participants in proportion to the respective amounts of their accumulated payroll deductions, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase shares of Common Stock will be refunded to the Participants entitled thereto.

    The Committee or the Board may from time to time adopt amendments to the Plan; PROVIDED, HOWEVER, that, without the approval of the shareholders of the Company, no amendment may increase the number of shares that may be issued under the Plan or change the class of employees eligible to participate under the Plan.


ARTICLE 18:   LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN

    The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant may, therefore, sell shares of Common Stock purchased under the Plan at any time the Participant chooses, subject to compliance with any applicable federal or state securities or other laws; PROVIDED, HOWEVER, that because of certain federal tax requirements, each Participant agrees by purchasing shares of Common Stock under the Plan at the end of a Payment Period that (a) the Participant will promptly give the Company notice of any disposition of such shares that occurs within two
(2) years after the beginning of the Payment Period, showing the number of such shares disposed of and the consideration received therefor; (b) the Company shall be entitled to withhold, from any other amounts that may be payable to the Participant by the Company at or around the time of such disposition, such federal, state, local and foreign income, employment and other taxes as the Company may be required to withhold under applicable law; and (c) in lieu of such withholding, the Participant will, upon request of the Company, promptly remit such taxes to the Company. The Company shall be entitled, in order to ensure compliance with the requirements of this Article 18, to place an appropriate legend on certificates representing shares purchased under the Plan. EACH EMPLOYEE PURCHASING SHARES OF COMMON STOCK UNDER THE PLAN ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE THEREOF.


ARTICLE 19:   NO SHAREHOLDER RIGHTS; INFORMATION TO PARTICIPANTS

    A Participant in the Plan shall not have any rights as a shareholder of the Company (other than the right to receive stock dividends under Article 13) on account of shares of Common Stock that may be purchased under the Plan prior to the time such shares are actually purchased by and issued to the Participant. Notwithstanding the foregoing, the Company shall deliver to each Participant under the Plan who does not otherwise receive such materials (a) a copy of the Company's annual financial statements (which shall be delivered annually as promptly as practical following each fiscal year of the Company and review or audit of such statements by the Company's auditors), together with management's discussion and analysis of financial condition and results of operations for the fiscal year, and (b) a copy of all reports, proxy statements and other communications distributed to the Company's security holders generally.


ARTICLE 20:   APPLICATION OF FUNDS

    The proceeds received by the Company from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.


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ARTICLE 21:   GOVERNMENTAL REGULATIONS

    The Company's obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the securities administrators of the states in which Participants reside, and the Internal Revenue Service.


ARTICLE 22:   MISCELLANEOUS PROVISIONS

    (a) Nothing contained in the Plan shall obligate the Company to employ a Participant for any period, nor shall the Plan interfere in any way with the right of the Company to reduce a Participant's compensation.

    (b) The provisions of the Plan shall be binding upon each Participant and, subject to the provisions of Article 15, the heirs, successors and assigns of each Participant.

    (c) Where the context so requires, references in the Plan to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both additional genders.

    (d) The Plan shall be construed, administered and enforced in accordance with the laws of the United States, to the extent applicable thereto, as well as the laws of the State of Washington.


ARTICLE 23:   APPROVAL OF SHAREHOLDERS

    The Plan shall be effective July 1, 1996, subject to approval by the holders of a majority of the shares of the Company present or represented by proxy at the first annual meeting of the shareholders of the Company held after the date on which the Plan is adopted by the Board of the Company. The Plan shall also be subject to approval by the shareholders of the Company in a manner that complies with Section 423(b)(2) of the Code. If such approvals do not occur prior to the end of the first Payment Period under the Plan, the Plan and all rights of Participants under the Plan shall terminate, and all payroll deductions of Participants accumulated under the Plan will be promptly returned to the Participants.


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